Exhibit 10.0

Amendment

This agreement made as of this _____ day of March 2019 by and between Ondas Networks Inc. (the “Company”) and the undersigned lender (‘Lender”).

Whereas the Company is indebted to the Lender for certain loan principle and interest pursuant to certain loan agreements and notes as amended (“Loan”); and

Whereas the Parties wish to amend certain terms respecting the Loan.

It is hereby agreed:

1.	All principal and interest outstanding under any and all Loans made by the Lender to the Company and subsequently accruing through to March 30, 2019 shall be defined as and constitute the new principal amount of Lender’s Loans to the Company (“New Loan Principal”).

2.	The New Loan Principal shall be payable in full on June 30, 2019 together with interest thereon, or at any time earlier in whole or part at Company’s discretion without notice or bonus.

3.	All other terms of the Loan shall continue.

Ondas Networks Inc.	Lender

By:

Name: Eric Brock, CEO

Accepted and approved by Ondas Networks on March 30, 2019.